UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 20, 2023
COMMISSION FILE NUMBER: 000-16509
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0755371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
11815 Alterra Pkwy, Suite 1500, Austin, TX 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number: (512) 837-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	CIA	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders

As described in the Proxy Statement Supplement (the "Supplement") dated May 9, 2023, as well as the Company's Form 8-Ks filed on June 6, 2023 and June 9, 2023, the Annual Meeting held on June 6, 2023 was adjourned and it was reconvened on June 20, 2023 (the "Adjourned Annual Meeting") to allow the the Company's Class A shareholders additional time to consider Proposal 4.

Proposal 4 is a non- binding advisory vote regarding the frequency of the advisory vote on compensation paid to the Company’s named executive officers (“Say-On-Pay Frequency”). At the Adjourned Annual Meeting, the shareholders voted on Proposal 4 and cast their votes as described below.

Proposal 4 – Advisory Vote on Say-On-Pay Frequency

The Class A shareholders voted on the Say-On-Pay Frequency as follows:

1 Year	6,124,970.43
2 Years	11,471.91
3 Years	582,401.81
Abstain	16,571.56
Broker Non-Votes:	3,260,350.00

Although the vote was non-binding, based on the results of the Say-on-Pay Frequency vote, the Company will continue to submit the executive compensation (Say-on-Pay) to its shareholders for an annual vote.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Gerald W. Shields
Chief Executive Officer and President
Date: June 23, 2023